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Exhibit 3.1.3

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          VENTURA PROMOTION GROUP, INC.


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

The name of the this corporation is American Surface Technologies International, Inc.

SECOND: There is no change to the capital of the corporation.

THIRD: This amendment was adopted on November 9, 1998.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 9th day of November, 1998.


/s/ Les Arduini
-------------------------
Les V. Arduini, Secretary

                                         Prepared by: Thomas Braun,
                                         Legal Assistant
                                         Venture Law Corporation
                                         #618-688 W. Hastings Street
                                         Vancouver, BC  V6L 3E3
                                         Tel:  (604) 659-9188
                                         Fax: (604) 659-9178